                                                                   Exhibit 10.15


                         TRANSITION SERVICES AGREEMENT


                                by and between

HOECHEST AG
(hereinafter referred to as "Hoechst")


and


The Companies listed in Annex A)
(hereinafter referred to as the "Service Entities")

- on the one side -

and

DIAGNOSTICS HOLDING, INC.
(hereafter referred to as "Dade")

and

The Companies listed in Annex B)
(hereinafter referred to as the "Acquired Entities")

- on the other side)


dated as of September 30, 1997

                                    CONTENTS

Directory of Annexes                                                      2

Preamble                                                                  3

Article 1 - Service Provided                                              3

Article 2 - Remuneration for Services                                     3

Article 3 - Invoicing and Payment                                         9

Article 4 - Liability                                                    10

Article 5 - Excusable Delay                                              12

Article 6 - Term and Termination                                         13

Article 7 - Confidentiality                                              15

Article 8 - Arbitration                                                  16

Article 9 - Miscellaneous                                                18

DIRECTORY OF ANNEXES

Annex 1.1 -    Services

Annex 1 4 -    Service Coordinators

Preamble

A. Hoechst and Dade have entered into an Agreement and Plan of Combination dated as of June 24, 1997 (the "Combination Agreement"). Under the Combination Agreement Hoechst and Dade have agreed to combine all of Dade's business and Hoechst's human in vitro diagnostic business (the "Business"). (Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in the Combination Agreement); and

B. As set forth in Section 2.1(g) of the Combination Agreement, Hoechst and Dade agreed that Dade and the Acquired Entities shall enter into one or more transition services agreements relating to certain transitional administrative and support services for the Business for a certain period after the completion of the transactions contemplated by the Combination Agreement in accordance with the terms of this Agreement;

NOW, THEREFORE, subject to the terms, conditions, covenants and provisions of this Agreement, Hoechst and Dade mutually covenant and agree as follows:

                                   Article 1
                               Services Provided

1.1 Upon the terms and subject to the conditions set forth in this Agreement, Hoechst and the Service Entities will provide to the Acquired Entities for the Business each of those administrative and support services listed individually or included within a category of service listed in Annex 1.1, which is attached to and made part of this Agreement, in the countries set forth in that Annex (hereinafter referred to individually as a "Transitional Service", and collectively as the "Transitional Services"), during the period until December 31, 1999 unless terminated prior thereto (hereinafter referred to as the "Time Periods" for all of the Transitional Services, and the "Time Period" for each Transitional Service). The Acquired Entities shall purchase and off-take the Transitional Services during the term of each of such service in amounts of not less than fifty (50%) of the quantities as of the date hereof, provided that the Acquired Entities shall continue to lease all space leased as of the date hereof.

1.2 The parties have attempted to list on Annex 1.1 (i) each service rendered by Hoechst or a Hoechst Entity in 1996 and 1997 to the Business (except for services to be provided by InfraServ GmbH & Co. Marburg KG and HiServ GmbH) and (ii) which Hoechst and the Service Entities should provide for an interim period in order to enable the Acquired Entities to operate consistent with past practice on a stand-alone basis (collectively the "Required Services") but acknowledge that Annex 1.1 may be incomplete. Thus, if a service desired by Dade or an Acquired Entity is not listed in Annex 1.1 but is a Required Service, such Required Service shall be added to Annex 1.1, upon the terms and conditions of this Agreement. Such Required Service shall be deemed to be a Transitional Service for the purpose of this Agreement.

1.3 ln providing the Transitional Services, Hoechst and the Service Entities may employ the services of third parties (the "Outside Service Providers") to the extent such Outside Service Providers are either routinely utilized to provide similar services to Hoechst enterprises or are reasonably necessary for the efficient performance of any Transitional Service or such Outside Service Provider is, in Hoechst's reasonable determination, otherwise qualified to render such Transitional Service at quality standards not lower than in 1996; provided that Hoechst and the Service Entities shall not employ for the purpose of this Article 1.3 any Outside Service Provider which is a competitor of Dade or any of the Acquired Entities. Whether or not an Outside Service Provider is employed, Hoechst and the Service Entities shall be responsible for the delivery of the Transitional Services in compliance with the terms of this Agreement.

1.4 Hoechst and Dade shall each nominate a representative to act as the primary contact person for the supervision of the implementation of this Agreement (collectively, the "Primary Coordinators") The initial Primary
     Coordinators shall be John Doherty for Dade and Derek Gribbin for Hoechst. The initial coordinators for specific Transitional Services in each country shall be the individuals named in the description of such Transitional Service in Annex 1.4 (the "Service Coordinators") with the name, address and phone number of each such Service Coordinator set forth on Annex 1.4. Hoechst and Dade shall advise each other in writing of any change in the Primary Coordinators and any Service Coordinator. Hoechst and Dade agree that a copy of all communications relating to the provision of the Transitional Services shall be directed to the Primary Coordinators.

1.5 Hoechst and each of the Service Entities represent and warrant to Dade that they have, and covenant with Dade that they shall maintain or have available through Outside Service Providers all necessary assets and personnel in order to fulfill their obligations hereunder.

1.6 To the extent reasonably required for the personnel to perform the Transitional Services, each of the parties shall provide personnel designated by the other with access to its equipment, office space, plants, telecommunications and computer equipment and systems, and any other areas and equipment, provided that such access does not include the use thereof in the provision of any Transitional Service and does not unreasonably interfere with such other party's conduct of its business. Any confidential information received by either party due to such access shall be subject to the provisions of Article 8 below.

1.7 Hoechst hereby represents and warrants to Dade that the amount of consideration paid or to be paid by the Acquired Entities for each Transitional Service is not greater than the actual average purchase price per unit paid for such Transitional Service by the Business during the 1996 calendar year, subject to an increase of Service Costs as agreed in Article
     2.2 below (the "1996 Historical Prices").

1.8 Hoechst shall ensure that the Acquired Entities shall be neither assessed nor liable to pay any (i) termination or similar fee, expense or other liability of any kind whatsoever relating to, arising from or in connection with any reduction in the level of use, or deletion, of any Transitional Service by an Acquired Entity, or (ii) fee, expense or other liability of any kind whatsoever relating to, arising from or in connection with any remnant, residual or other similar costs relating to any Transitional Service. Nothing in this Article 1.8 shall give Dade or the Acquired Entities the right to assert that the 1996 Historical Prices should be lower because they include a component which could be regarded as a fee described above.

1.9 Hoechst promptly shall pay and shall indemnify and hold harmless the Acquired Entities from any damage (except loss of profit) from or in connection with any breach by Hoechst of any of the covenants, representations or warranties in Sections 1.5, 1.7 and 1.8 of this Agreement. All payments by Hoechst hereunder due to the Acquired Entity concerned shall be made in the relevant local currency.

1.10 In the event of any of Dade and the Acquired Entities makes a good faith argument that Hoechst is in breach of the representations and warranties set forth in Articles 1.7 and 1.8 above, and Hoechst disagrees, Hoechst and Dade shall make every reasonable effort to amicably resolve such difference (which reasonable effort shall include a reasonable disclosure of documents by Hoechst to Dade to permit verification of the actual 1996 prices). In the event Hoechst and Dade cannot resolve any difference connected therewith, Hoechst shall cause a qualified independent auditor subject to Dade's approval, which will not be unreasonably withheld, promptly to certify that no breach of Articles 1.7 and 1.8 has occurred. Such auditor's certification shall set forth in reasonable detail the rationale for the auditor's opinion. The costs for such audit shall be borne by the parties in accordance with Section 91 et seq. Civil Procedure Act (ZPO).

1.11 The Acquired Entity shall have no obligation to continue to use any of the Transitional Services and may delete any Transitional Service that Hoechst is providing to the Acquired Entities by giving Hoechst written notice of its desire to delete any or all Transitional Services. For this purpose a written termination notice having effect three (3) months to the end of a month must be provided by Dade for the deletion of a Transitional Service, provided that each Acquired Entity shall in good faith attempt to give an earlier notice to the Service Entity so that as much notice is given as possible.

1.12 Hoechst shall use best efforts (utilizing all commercially feasible means including after consultation with Dade at Hoechst's free discretion the use of Outside Service Providers) to provide at the Acquired Entities' cost (unless such service was provided historically in which case Article 2 shall apply), on or prior to December 31, 1997, as part of the service set forth in Annex 1.1 as "Accounting-Finance," each and every financial reporting service set forth in Annex 1.1, (a) (the "Financial Reporting Services"). In addition, as part of the foregoing and also at the Acquired Entities' cost, Hoechst shall employ its best efforts to implement the steps as set forth in Annex 1.12(b). The costs to be borne by the Acquired Entities hereunder shall be based upon the incremental cost of providing the Financial Reporting Services above and beyond those provided on a historical basis. Prior to incurring such incremental cost in connection with providing such Financial Reporting Services Hoechst shall consult with Dade. For the avoidance of doubt: Article 1.7 does not apply to the Financial Reporting Services other than those services provided historically.

                                   Article 2
                           Remuneration for Services

2.1 The remuneration for the services delivered hereunder shall be as set forth in Annex 1.1 (the "Base Price"). V.A.T. or similar taxes are to be paid separately by the Acquired Entities.

2.2 Upon written request of either (i) Hoechst or the Service Entity concerned or (ii) Dade or the Acquired Entity concerned, as the case may be, the Base Price shall be adjusted for any change of Service Costs, as defined hereinafter. For purposes of this Agreement, "Service Costs" shall mean all
     (i) out-of-pocket expenses (including reasonable fees of Outside Service Providers and fifty percent (50%) of insurance fees to protect Hoechst and the Service Entities against liability hereunder (cf. Article 4), provided, that in no event shall Dade and the Acquired Entities be liable for any insurance fees hereunder in excess of DM 50,000 in the aggregate) paid to third parties by Hoechst or the relevant Service Entity in order to provide the Transitional Services, including actual expenses paid by Hoechst or the relevant Service Entity in order to comply with legal regulations applicable to the provision of Transitional Services which become effective after 1996, and (ii), costs relating to higher depreciation as a result of investments made by Hoechst or the relevant Service Entity in order to comply with legal regulations applicable to the provision of Transitional Services which became effective after 1996.

2.3 A change in the Base Price of a service which results from a Price Adjustment Event shall become effective for such service immediately following the occurrence of a Price Adjustment Event, provided that any change shall be deemed effective only if not disputed by any party concerned following the receipt of a written notice from the party requesting a price adjustment, which notice shall contain a reasonable explanation for the change of the Base Price in accordance with Article 2.2 above. A decrease in the Base Price resulting from a Price Adjustment Event, however, shall have retroactive effect to such date on which Hoechst or the Hoechst Entity concerned knows or should have known of such change. On an annual basis, a responsible financial officer of the relevant Service Entity in their capacity as such without personal liability and, if requested by Dade, an independent auditing firm reasonably acceptable to Dade, shall certify that any changes in the Base Price in the preceding year were correct and in accordance with the terms of this Agreement. Unless the changes of the Base Price were incorrect, all costs connected with the employment of the independent auditors shall be borne by Dade.

2.4 In the event any party disputes the delivered evidence of any changes in Service Costs, information about such costs shall be disclosed to all parties concerned and Hoechst and Dade shall make on behalf of all parties concerned every reasonable effort to amicably determine the substantiated cost changes. If Hoechst and Dade cannot agree on an adjustment of the Base Price, then any adjustment of the Base Price shall be determined by an internationally recognized firm of auditors to be appointed by mutual agreement of Hoechst and Dade or, failing such agreement, upon request of either party by Deloitte & Touche after hearing both parties. Confidential information received by such firm of auditors shall, upon request of Hoechst or the Service Entity concerned, not be disclosed to Dade or the Acquired Entity concerned. Any changes agreed to or determined by the auditors shall be given retroactive effect.

     The firm of auditors shall act as appraiser (known as Schiedsgutachter) in the meaning of Sections 315 et seq. Civil Code (BGB) and not as arbitrator (known as Schiedsrichter), and its determination shall be final and binding on the parties.

     The costs of the appraisal proceeding, including the cost of the respective attorneys, witnesses and experts in connection with such arbitration shall be borne by the parties in accordance with Sections 91 et seq. German Civil Procedure Act (ZPO) as directed in the auditor's appraisal.

                                   Article 3
                             Invoicing and Payment

3.l Transitional Services shall be invoiced to the Acquired Entities by Hoechst or the relevant Service Entities in the month following the month in which the Transitional Services were rendered. Payment of invoices shall be made in the currency of the jurisdiction in which the Transitional Service which is the subject of the Invoice is received. Each invoice shall include a summary list of the previously agreed upon Transitional Services for which there are fixed fees, together with documentation supporting each of the invoiced amounts that are not covered by the fixed fee agreements. The total of this list and supporting detail will equal the invoice total, and will be provided under separate cover apart from the Invoice.

3.2 Provided that the invoice is received at least ten (10) days prior to the due date, Invoices become due for payment on the 25th day after the end of the invoiced period. Payments by the Acquired Entities shall be effected free of charge to a bank account designated by Hoechst or the Service Entities. Delayed payments shall bear interest at 10 percentage points p.a.

                                   Article 4
                                   Liability

4.l Hoechst and the Service Entities shall perform the Transitional Services hereunder exercising the greater of (i) the same degree of care they usually apply in their own matters, (ii) the same degree of care applied by a prudent business person or (iii) the same degree of care they exercised historically in performing the same or similar services for the Business during the 1996 calendar year, provided, however, that Hoechst and the Service Entities, as the case may be, may be held contractually or legally liable only for claims with regard to the fulfillment of this Agreement

     (a) if the relevant management (Vorstand; Geschaftsfuhrung) has negligently or willfully violated the obligation of due care as stated above, or

     (b) if a person, including employees of Hoechst or a Service Entity performing contractual tasks hereunder (Erfullungsgehilfe) other than the management of such company, has grossly negligently or willfully caused a damage to an Acquired Entity.

     Notwithstanding anything to the contrary contained herein, in the event Hoechst or a Service Entity commits an error with respect to, or incorrectly performs or fails to perform, any service, Hoechst or the Service Entity, at the Acquired Entity's request, shall use reasonable best efforts to promptly correct such error, or to reperform or perform such service.

4.2 To the extent that Hoechst or a Service Entity, as the case may be, is responsible for damages as set forth in Article 4.1 lit. (a) and lit. (b) above, Hoechst or the responsible Service Entity shall fully indemnify and hold harmless the Acquired Entity concerned against any damages (excluding damages for loss of profit). Unless such damages were caused by willful misconduct of Hoechst or the Service Entities, Hoechst's or the Service Entities', as the case may be, indemnification obligation hereunder shall only apply to the extent that in each incident (or series of related incidents) such damages exceed DM 25,000 (in words: Deutsche Mark twenty five thousand).

     The liability limitations referred to in this Article 4.2 shall not apply in cases of willful misconduct.

4.3 To the extent that the parties submit to each other information or give advice without remuneration outside of their duties under this Agreement, neither party shall assume any liability for the correctness of such information or advice.

4.4 Subject to the terms and conditions stated hereinafter Hoechst guarantees that each of the Service Entities will

     (a) always have sufficient capital to make the expenditures necessary to maintain the quantity and the quality of the Transitional Services which the Service Entities are obligated to provide under this Agreement; and

     (b) make all payments due to the Acquired Entities under this Agreement, including payments due to breach of contract

     (hereinafter the "Performance Guarantee").

     Any Service Entity can call Hoechst liable under the Performance Guarantee, if (i) the relevant Service Entity has been liquidated and the delivery of the services under this Agreement will not be continued by a successor, or
     (ii) if the relevant Service Entity's assets become subject of a bankruptcy procedure and the trustee in bankruptcy or an successor is not prepared to fully continue to provide the services under the terms of this Agreement, or (iii) the enforcement of a final arbitration award against the relevant Service Entity in favor of the Acquired Entity on the basis of this Agreement is fruitless. Hoechst hereby agrees to join and be bound by any arbitration proceeding brought by the Acquired Entity against any Service Entity relating to this Agreement and to resolve, to the extent possible, any dispute with respect to Hoechst's liability under the Performance Guarantee in such proceeding.

     Upon request by any Acquired Entity and with a view to prevent or limit any material non-performance or mal-performance of any Service Entity under this Agreement, Hoechst shall cause (if legally possible, otherwise Hoechst shall use its best efforts to cause) the Service Entity concerned to fully comply with the terms of this Agreement (unless the Service Entity concerned is excused from so complying under the terms of this Agreement). Such request of any Acquired Entity shall be set forth in a written notice stating in reasonable detail why and that the Service Entity concerned does not comply or may be reasonably expected not to comply in a material way with the terms of this Agreement.

                                   Article 5
                                Excusable Delay

5.1 Except as otherwise expressly provided in this Agreement, neither party hereto shall be liable for a failure to perform hereunder for reasons of force majeure, including acts of God, acts of a public enemy, acts of the governments of any state or political subdivision or any department or regulatory agency thereof or entity created thereby, quotas, embargoes, acts of any person engaged in subversive activity or sabotage, fires, floods, explosions, or other catastrophes, epidemics, or quarantine restrictions, strikes or other labor stoppages, slowdowns or disputes, or any other cause beyond the control of the parties ("Reasons of Force Majoure"). Each party shall use its best efforts to cure any such cause preventing its performance and to resume performance.

5.2 In the event Hoechst or a Hoechst Entity reasonably believes that delivery of Transitional Services may be delayed, impaired or prevented by Reasons of Force Majeure, it shall (a) immediately notify the Acquired Entity concerned of the possibility of such cause, (b) immediately notify the Acquired Entity of such actual cause, and (c) use its best efforts to keep this Agreement operative.

5.3 In the event an Acquired Entity reasonably believes that receiving of Transitional Services may be delayed due to a Reason of Force Majeure, such Acquired Entity shall (a) immediately notify the Hoechst Entity concerned of the possibility of such cause, (b) immediately notify the Hoechst Entity of such actual cause, and (c) use its best efforts to keep this Agreement operative.

5.4 If and to the extent any Acquired Entity shall be unable to off-take a Transitional Service as a result of a Reason of Force Majoure, such Acquired Entity shall pay any actual damage incurred by Hoechst or the Service Entity thereof, provided that Hoechst or the Service Entity concerned shall use its best efforts to mitigate any such damage.

                                   Article 6
                             Term and Termination

6.1 This Agreement shall become effective on the Closing Date and shall remain in force until the expiration of the longest Time Period unless all of the Transitional Services are deleted by the parties in accordance with Article
     6.2 below. This Agreement shall in any event terminate on December 31, 1999.

6.2 If either party (hereafter called the "Defaulting Party") shall fail to perform or default in the performance of any of its obligations under this Agreement, the other party receiving or rendering Transitional Services hereunder (hereinafter called the "Non-Defaulting Party") may give written notice to the Defaulting Party specifying the nature of such failure or default and stating that the Non-

     Defaulting Party intends to terminate this Agreement if such failure or default is not cured within fifteen (15) days of such written notice. If any failure or default so specified is not cured within such fifteen (15) day period, the Non-Defaulting Party may elect to immediately terminate this Agreement; provided, however, that if the failure or default relates to a dispute made in good faith by the Defaulting Party, the Non-Defaulting Party may not terminate this Agreement pending the resolution of such dispute. Such termination shall be effective upon giving a written notice of termination from the Non-Defaulting Party to the Defaulting Party and shall be without prejudice to any other remedy which may be available to the Non-Defaulting Party against the Defaulting Party. Furthermore, the Non-Defaulting Party shall be entitled to immediately terminate either this Agreement or any of the Transitional Services provided hereunder if the Defaulting Party is not able to cure within thirty (30) days a Reason of Force Majeure as set forth in Article 5 hereunder.

6.3 Dade specifically agrees and acknowledges that all obligations of Hoechst and the Service Entities to provide each Transitional Service shall immediately cease upon the expiration of the Time Period for such Transitional Service, and Hoechst's obligations to provide all of the Transitional Services shall immediately cease upon the termination of this Agreement.

6.4 Without prejudice to the survival of the other agreements of the parties, the following obligations shall survive the termillatioll of this
     Agreement: (i) for the period set forth therein, the obligations of each party under Articles 4 (Liability), 7 (Confidentiality) (ii) Hoechst's or the Service Entities' right to receive the compensation for the Transitional Services provided prior to the effective date of termination.

6.5 Within ten (10) days of the earlier of (i) notice by Dade to Hoechst of termination of any of the Transitional Services set forth in Annex 1.1, or
     (ii) Dade's earlier request at any time more than sixty (60) days after the 15 date of this Agreement, Hoechst and the Service Entities shall, at Hoechst's sole expense transfer and deliver to Dade all master and transaction files necessary and desirable, in Dade's sole discretion, for Dade's conversion to new data processing systems. Such files shall be delivered in the form they exist in Hoechst's or the Service Entities' data processing systems.

                                   Article 7
                                Confidentiality

7.1 Each party shall regard as confidential and proprietary all of the information communicated to it by the other party from and after the date hereof in connection with this Agreement (including but not limited to the Specifications and any and all documents or other information relating thereto, whether or not marked "confidential") (which information shall, subject to the exception set forth in

     Article 8.4 hereof, at all times remain the property of the disclosing party), referred to herein as "Confidential Information". Confidential Information includes such information disclosed by a party orally or visually, directly or indirectly. Confidential Information of a party is also deemed to include identification of problems to be solved, areas for process, product and equipment improvements, and Confidential Information of third parties, which are observed, identified or disclosed under or as a result of this Agreement.

7.2 During the term of this Agreement and for a period of ten (10) years following termination, neither party shall, without the other's prior written consent, at any time (a) use such Confidential Information for any purpose other than in connection with the performance of its obligations under this Agreement, or (b) disclose any portion of such Confidential Information to third parties. Each party shall promptly at the termination of this Agreement return to the disclosing party all such Confidential Information which is in written or tangible form (including all copies, summaries and notes of the contents thereof), but its counsel may retain a single copy thereof for record purposes.

7.3 Each party shall disseminate Confidential Information of the other party to its employees, agents and subcontractors only on a need-to-know" basis, and shall use the same degree of care in protecting such Confidential Information of the other party as it does for its own information of like kind. Each party shall cause each of its employees, agents and subcontractors who has access to such Confidential Information to comply with the terms and provisions of this Article 7 in the same manner as it is bound hereby, with it remaining responsible for the actions and disclosures of any such employees, agents and subcontractors.

7.4 Notwithstanding the foregoing, a party's obligations pursuant to the above paragraph shall not apply to (i) information that, at the time of disclosure, is, or after disclosure becomes part of, the public domain other than as a consequence of a breach of this Agreement, (ii) information that was known or otherwise available to the receiving party prior to the disclosure by the disclosing party, (iii) information disclosed by a third party to the receiving party after the disclosure by the disclosing party, if such third party's disclosure does not violate any obligation of the third party to the disclosing party, (iv) information that is independently developed by the receiving party, or (v) which is required to be disclosed by law or governmental order.

7.5 With respect to any confidential information. each party agrees that upon the discovery of any inadvertent disclosure or unauthorized use of said information, or upon obtaining notice of such a disclosure or use from the other party, it shall take all necessary actions to prevent any further inadvertent disclosure or unauthorized use, and such other party shall be entitled to pursue any other remedy which may be available to it.

                                   Article 8
                                  Arbitration

8.1 In the event of any dispute or disagreement between the parties as to the interpretation of any provision of this Agreement (or the performance of any obligations hereunder), except pursuant to Article 2.4, the matter, upon written request of either party, shall be referred to representatives of the parties for decision, each party being represented by one senior officer who has no direct operational responsibility for the matters contemplated by this Agreement and who is authorized to settle the dispute without further consultation with any other officer (the "Representatives"). The Representatives shall promptly meet in a good faith effort to resolve the dispute. If the Representatives do not agree upon a decision within thirty (30) days after reference of the matter to them, each of the parties shall be free to exercise the remedies available to it under Article 8.2.

8.2 Except as provided in Article 2.4, any controversy, dispute or claim arising out of or relating in any way to this Agreement or the other agreements contemplated hereby that cannot be resolved by negotiation shall be settled exclusively by arbitration in Frankfurt am Main, Germany. The arbitration shall be conducted in the English language. Such arbitration shall be administered by the German Institution for Arbitration (the "Arbitral Body") in accordance with the then prevailing Arbitration Rules of the German Institution for Arbitration e.V. (DIS) (except as otherwise provided herein), by three independent and impartial arbitrators, one of whom shall be appointed by Hoechst and one of whom shall be appointed by Dade. The fees and expenses of the Arbitral Body and the arbitrators shall be shared equally by the parties and advanced by them from time to time as required; provided that at the conclusion of the arbitration, the arbitrators shall award costs and expenses (including the costs of the arbitration previously advanced and the reasonable fees and expenses of attorneys, accountants and other experts) and interest (at the rate of eight per cent (8%) per annum) in accordance with Article 8.3 below. No pre-arbitration discovery shall be permitted, except that the arbitrators shall have the power in their sole discretion, on application by either party, to order pre-arbitration examination of the witnesses and documents that the other party intends to introduce in its case-in-chief at the arbitration hearing. The arbitrators shall render their award within ninety
     (90) days of the conclusion of the arbitration hearing. The arbitrators shall not be empowered to award either party any punitive damages in connection with any dispute between them arising out of or relating in any way to this Agreement or the transactions arising hereunder, and each party hereby irrevocably waives any right to recover such damages. Notwithstanding anything to the contrary provided in this Article 8 and without prejudice to the above procedures, either party may apply to any court of competent jurisdiction for temporary injunctive or other provisional judicial relief if such action is necessary to avoid irreparable damage or to preserve the status quo until such time as the arbitration panel is convened and available to hear such party's request for temporary relief. The award rendered by the arbitrators shall be final and not subject to judicial review and judgment thereon may be entered in any court of competent jurisdiction.

8.3 The costs of the arbitration, including the cost of the respective attorneys, witnesses and experts in connection with such arbitration shall be borne by the parties in accordance with Sections 91 et seq. German Civil Procedure Act (ZPO) as directed by the arbitrators.

                                   Article 9
                                 Miscellaneous

9.1 This Agreement shall replace all existing agreements, understandings or other arrangements between the Acquired Entities on the one side and Hoechst and the Service Entities on the other side relating to the subject matter of this Agreement, but it shall not affect any existing agreements with third parties. In addition, any agreements by and among the Acquired Entities are neither affected hereby.

9.2 All notices, reports, and consents required or permitted to be given under this Agreement shall be in writing and deemed given when hand delivered or delivered by documented overnight delivery service, or sent by telecopy, telefax, or other electronic transmission service, provided a confirmation copy is also sent no later than the next business day by first class mail, return receipt requested, to the party to whom the same is directed at its address whereby Hoechst shall receive a copy of all notices to the Service Entities to the address as set forth below and Dade shall receive a copy of all notices to the Acquired Entities to the address as also set forth below, or with respect to both, to such other address as such party shall designate by notice under this Article 9.2:

     Notices to Hoechst:
     -------------------

         Hoechst Aktiengesellschaft
         Bruningstrasse 50
         65926 Frankfurt a. M.
         GERMANY
         Attention:  Contract Controlling
         Facsimile No.: (+49-69) 305-16 404

     Notices to Dade:
     ----------------

         Dade International Inc.
         1717 Deerfield Road
         P.O. Box 778
         Deerfield, Illinois 60015
         U.S.A.
         Attention: General Counsel
         Facsimile No.: (+1-847) 267-5376

     with a copy (which shall not constitute notice hereunder) to:
     -------------------------------------------------------------

         Bain Capital, Inc.
         Two Copley Place
         Boston, Massachusetts 02116
         U.S.A.
         Attention: Steven G. Pagliuca
                    John Connaughton
         Facsimile No.: (++1-617) 572-3274

     and:
     ---

         Kirkland & Ellis
         199 Bishopsgate
         London EC2M 3TY
         ENGLAND
         Attention: Karl S. Okamoto
                    David Patrick Eich
         Facsimile No.: (+44-171) 814-6623

9.3 This Agreement may not be assigned by either party without the consent of the other and any assignment without such consent shall be void, provided that

     (a) the Service Entities may assign this Agreement (including their obligations hereunder) to (i) any of their subsidiaries, affiliates or by means of their merger with or into any other company whether or not they will be the surviving company or (ii) any entity with which they establish a joint venture or similar business relationship; and

     (b) the Acquired Entities may assign this Agreement under the same circumstances as Hoechst or the Service Entities (cf. lit. (a) above), provided that any such assignment does not materially alter the scope or the nature of the Transition Services. It is understood that the Acquired Entities are entitled to pass through to third parties which assume or operate assets of the Acquired Entities the right to receive Transitional

          Services. Furthermore, the Acquired Entities may assign their rights pursuant to this Agreement (including their rights to indemnification) to any of their or their affiliates' lenders as collateral security.

9.4 The construction, performance, and completion of this Agreement shall be governed by the substantive law (and not the law of conflicts) of Germany. Place of venue shall be Frankfurt a.M.

9.5 Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. The determination by any court of competent jurisdiction that one or more of the sections or provisions of this Agreement are unenforceable shall not invalidate this Agreement, and the decision of such court shall be given effect so as to (i) limit, to the extent possible, the sections or provisions of this Agreement which are deemed unenforceable and (ii) replace any such sections or provisions with a section or provision which accomplishes, to the extent possible, the original business purpose of such provision in an enforceable manner. To the extent such determination has a material impact upon the economic expectations of the parties hereto, the parties agree to make appropriate modifications to this Agreement to take such impact into account.

9.6 Except as required by law or compelled by legal process, neither party shall, without the prior written consent of the other, disclose any of the material terms or conditions contained herein.

9.7 Any amendment of or supplement to this Agreement, including this provision and the Annexes, must be in writing to be valid and must be at least signed by Hoechst and Dade.

9.8 Attached hereto as Annex 1.1 is a description of the Transitional Services and related terms and conditions. Dade and Hoechst acknowledge and agree that Annex 1.1 may not reflect the understanding of the parties hereto and may, in particular, not be consistent with the representations and warranties made by Hoechst pursuant to Articles 1.1. 1.6, 1.8, 1.9 and 4.1 herein. Dade and Hoechst agree that to the extent that Annex 1.1 is inconsistent with the terms of this Agreement, the terms of this Agreement shall govern. Dade and Hoechst shall amend Annex 1.1 such that the terms and conditions set forth therein shall be consistent with the terms and conditions set forth in this Agreement. Dade and Hoechst acknowledge and agree that nothing in Annex 1.1 shall modify, amend or otherwise effect the representations and warranties of Hoechst and the Service Entities set forth in this Agreement or the rights or remedies of Dade or any Acquired Entity hereunder.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

HOECHST AKTIENGESELLSCHAFT

also acting on behalf of the companies
listed in Annex A


By:     /s/                         By:
   -----------------------------        ---------------------------
Name: --------------------------    Name:--------------------------
Title:--------------------------    Title:-------------------------


DIAGNOSTICS HOLDING, INC.

also acting on behalf of the companies
listed in Annex B


By:    /s/
    -----------------------------
Name-----------------------------
Title:---------------------------